EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
MGI PHARMA, INC.:
We consent to the incorporation by reference in the Registration Statements (Nos. 2-94654, 33-13785, 33-23098, 33-23099, 33-65026, 33-79024, 333-38453, 333-57691, 333-36658, 333-92458, 333-103970, 333-110083, 333-119105, 333-124627, 333-132866, and 333-134072) on Form S-8 and Registration Statements (Nos. 333-09681, 333-33198, 333-42140, 333-50542, 333-58930, 333-73206, 333-101745, 333-108369, 333-114325 and 333-130052) on Form S-3 of MGI PHARMA, INC. of our reports dated March 1, 2007, with respect to the consolidated balance sheets of MGI PHARMA, INC. as of December 31, 2006 and 2005, and the related consolidated statements of operations, cash flows and stockholders’ equity for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of MGI PHARMA, INC.
Our report on the consolidated financial statements refers to the Company’s adoption of the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, on January 1, 2006.
/s/ KPMG LLP
Minneapolis, Minnesota
March 1, 2007